UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2012

AMERICA’S SUPPLIERS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-27012	27-1445090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7575 E. Redfield Rd.Suite 201 Scottsdale, AZ 85260
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of America’s Suppliers, Inc. (the “Company”) was held on May 17, 2012. At the meeting, Christopher Baker, Marc Joseph, Vincent Pino, Justiniano Gomes, Eric Best, Byron L. (Bud) Bergren and Paul Klapper were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his or her successor is elected and qualified. The appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was also ratified at the meeting.

The voting results of the director elections and ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2012 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on April 6, 2012, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christopher Baker	7,514,496	110,031	2,853,299
Marc Joseph	7,496,006	128,521	2,853,299
Vincent Pino	7,514,346	110,181	2,853,299
Justiniano Gomes	7,495,996	128,531	2,853,299
Eric Best	7,586,584	37,943	2,853,299
Byron L. (Bud) Bergren)	7,546,301	78,226	2,853,299
Paul Klapper	7,618,379	6,148	2,853,299

Proposal No. 2 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of MaloneBailey, LLP as America’s Suppliers, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012	10,475,604	2,180	42

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: May 24, 2012	By:	/s/ Michael Moore
Name: Michael Moore
Title: Chief Financial Officer